Exhibit 1.1

Execution Version

UNIONBANCAL CORPORATION

3.500% SENIOR NOTES DUE 2022

UNDERWRITING AGREEMENT

June 11, 2012

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

UnionBanCal Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company is a wholly-owned direct subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., a joint stock company (kabushiki kaisha) incorporated under the laws of Japan (“BTMU”), which is a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc. (“MUFG”), a bank holding company incorporated under the laws of Japan.

The Company meets the requirements for the use of Form F-3 and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form F-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities, dated April 9, 2012, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the

Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Registration Statement, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act, complied, and the Prospectus, when filed pursuant to Rule 424 under the Securities Act, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by the Underwriters through the Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole. The Company is duly registered as a bank holding company and is qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended.

(e) Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Prospectus, all of the issued and outstanding shares of capital stock of each Significant Subsidiary has been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, liens, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Significant Subsidiaries. Union Bank, N.A. is a national banking association chartered under the laws of the United States (the “Bank”), is a wholly-owned subsidiary of the Company, and is an insured depository institution under the Federal Deposit Insurance Act, as amended (the “FDI Act”). The deposit accounts at the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the termination or revocation of such insurance are pending, or to the knowledge of the Company, threatened.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(i)

(i)     Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound except for violations that individually or in the aggregate would not result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities and the Indenture. The execution, issuance and delivery by the Company of the Securities, and the execution, delivery and performance by the Company of this Agreement and the Indenture will not (x) violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries, (y) violate any provision of the Company’s charter or by-laws or (z) conflict with or result in a breach of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries, or the property of any of them, is bound or subject, except in the case of clauses (x) and (z) for violations that individually or in the aggregate would not have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities and the Indenture.

(ii)    To the knowledge of the Company and after reasonable investigation, the execution, issuance and delivery by the Company of the Securities, and the execution, delivery and performance by the Company of this Agreement and the Indenture, will not violate any law, rule, regulation, order, judgment or decree applicable to BTMU or MUFG, or conflict with or result in a breach of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of BTMU or of MUFG pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which BTMU or MUFG, or the property of BTMU or MUFG, is bound or subject that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Indenture and the Securities.

(j) Since the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, (a) there has not been any material adverse change in the condition, financial or otherwise, or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (b) there have been no material transactions entered into by the Company and any of its subsidiaries other than those in the ordinary course of business, in each case, other than as set forth or contemplated in the Time of Sale Prospectus.

(k)

(i)     There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries (x) that could reasonably be expected to result in a Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities or the Indenture, except as may be set forth in the Time of Sale Prospectus, or (y) that is required to be described in the Registration Statement or the Prospectus and is not so described; and all statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement are described in all material respects or filed as required.

(ii)    Neither the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with the Board of Governors of the Federal Reserve System, the FDIC or the Comptroller (collectively, the “Banking Regulators”) or any other federal or state agency or authority, except for any such consent decrees, memoranda of understanding, written commitments or other supervisory agreements that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities or the Indenture or as may be otherwise set forth in the Time of Sale Prospectus and the Prospectus. Neither the Company nor any Significant Subsidiary of the Company is subject to any order or determination by any Banking Regulator which prohibits such Significant Subsidiary from paying dividends to the Company.

(iii)  To the knowledge of the Company and after reasonable investigation, except as may be set forth in the Prospectus and the Time of Sale Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, BTMU or MUFG, which would be required to be disclosed in the Registration Statement or the Prospectus, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Indenture and the Securities.

(l) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to be registered under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to take any other action with respect to or under the Investment Company Act.

(m) Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except for violations or non-compliance that individually or in the aggregate would not have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities and the Indenture. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(n) Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for non-compliance that individually or in the aggregate would not have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities and the Indenture, and there is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the

Company or any of its subsidiaries with respect to the Money Laundering Laws pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities or the Indenture.

(o) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or controlled affiliate of the Company or of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(p) The consolidated financial statements and other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the date indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements have been prepared in conformity with US GAAP. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus under the Securities Act or the rules and regulations thereunder. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.

(r) The Securities, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act and would not constitute a “swap” or other agreement or activity which is subject to the provisions of Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

(t) Neither the Company nor any agent acting on its behalf has taken or will take any action that is reasonably likely to cause the issuance, sale or delivery of the Securities or the application of the proceeds thereof by the Company to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof.

(u) No consent, approval or authorization of or filing with any governmental body or agency is required for the Company to enter into or perform its obligations under, this Agreement, the Securities or the Indenture, except (a) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, and (b) to the extent that the failure to obtain any consent, approval or authorization, or make any filing, would not individually or in the aggregate have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities or the Indenture. No approval or authorization of BTMU or MUFG is required for the Company to enter into, or the performance by the Company of its obligations under, this Agreement, the Securities or the Indenture.

(v) Except for Mitsubishi UFJ Securities (USA), Inc., UnionBanc Investment Services, LLC, BTMU Securities, Inc. and BTMU Financial Services, Inc., and except as otherwise disclosed in writing to the Underwriters, neither of the Company nor any of its officers or, to the knowledge of the Company, any of its directors, (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Time of Sale Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been received by the Company of any downgrading or of any surveillance or review, other than with positive implications, in the rating accorded to any of the debt securities of the Company or debt securities or deposits of the Bank by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any material adverse change, in the condition, financial or otherwise, or in the business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business from that set forth in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except that any such representations and warranties that are qualified in respect of materiality or material adverse effect are true and correct in all respects) as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of the Legal Division of the Company, dated the Closing Date, to the effect that:

(i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, the Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and the Company and the Bank are each licensed, registered or qualified as may be required by law to conduct the business in which it is engaged in the State of California. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Bank is a wholly-owned subsidiary of the Company and is an insured depository institution under the provisions of the FDI Act. The deposit accounts at the Bank are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such insurance are pending, or to the knowledge of such counsel, threatened.

(ii) Each Significant Subsidiary other than the Bank has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is licensed, registered or qualified to conduct the business in which it is engaged in the State of California, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Significant Subsidiary.

(iii) Each of this Agreement and the Indenture has been duly authorized, executed and delivered by the Company.

(iv) The Securities have been duly authorized, executed and delivered by the Company.

(v) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to be registered under the provisions of the Investment Company Act, or to take any other action with respect to or under the Investment Company Act.

(vi) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(vii) Neither the Company nor any of its subsidiaries is in violation of its charter or other organizational document or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, except for violations that individually or in the aggregate would not result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities or the Indenture. The execution, issuance and delivery by the Company of the Securities, and the execution, delivery and performance by the Company of this Agreement and the Indenture, will not (x) violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries, (y) violate any provision of the Company’s Charter or Bylaws, or (z) conflict with or result in a breach of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries, or the property of any of them, is bound or subject, except in the case of clauses (x) and (z) for violations that individually or in the aggregate would not result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities or the Indenture.

(viii) Except as may be set forth in the Time of Sale Prospectus and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to such counsel’s knowledge, threatened against or affecting, the Company or any of its subsidiaries, that could reasonably be expected to result in a Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, the Underwriting Agreement, the Securities and the Indenture. To such counsel’s knowledge, none of the Company nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any Banking Regulator or any other federal or state agency or authority, except for any such consent decrees, memoranda of understanding, written commitments or other supervisory agreements that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by, or the ability of the Company to perform its obligations under, this Agreement, the Securities or the Indenture or as may be otherwise set forth in the Time of Sale Prospectus and the Prospectus. Neither the Company nor any Significant Subsidiary of the Company is subject to any order or determination by any Banking Regulator which prohibits such Significant Subsidiary from paying dividends to the Company.

In the course of the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company and their independent certified public accountants and with representatives of the Underwriters and legal counsel for the Company, at which conferences the content of the Registration Statement, the Time of Sale Prospectus and related matters were discussed. Such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The limitations inherent in the knowledge available to such counsel and the nature and extent of such counsel’s involvement in the process as described above are such that such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of such statements. However, on the basis of such consideration, review and discussion, but without independent check or verification, such counsel will advise the Underwriters that nothing has come to such counsel’s attention that would lead such counsel to believe that (1) the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which such counsel need not express any belief), as of the effective date thereof with respect to the Underwriters and the Securities pursuant to, and within the meaning of, Rule 430B(f)(2) under the Securities Act, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any belief) as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need not express any belief), as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading. It being understood that this paragraph and equivalent paragraphs in opinions delivered pursuant to this Section 5(c) may be presented in a separate letter addressed to the Underwriters.

The foregoing opinion shall be limited to the federal laws of the United States, the laws of the State of California and the General Corporation Law of the State of Delaware, and such counsel need express no opinion as to the effect of the laws of any other jurisdiction.

(d) The Underwriters shall have received on the Closing Date an opinion of Pillsbury Winthrop Shaw Pittman LLP outside counsel for the Company, dated the Closing Date, to the effect that:

(i) The Registration Statement has been declared effective by the Commission under the Securities Act; the Prospectus was filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act within the time period required thereby; the term sheet referred to in Schedule I hereto comprising a portion of the Time of Sale Prospectus was filed by the Company with the Commission pursuant to Rule 433 under the Securities Act within the time period required thereby; and to such counsel’s knowledge, no stop order with respect to the Registration Statement has been issued, and no proceedings therefor are pending or threatened under Section 8 of the Securities Act.

(ii) No Governmental Approval under Applicable Law is required to be obtained or made by the Company for the execution and delivery by the Company of, or the performance by the Company of its obligations under, the Securities, the Indenture or this Agreement other than those Governmental Approvals that have been previously obtained or made. For purposes of the foregoing, (1) “Governmental Approval” means any authorization, consent, approval or license (or the like) of, or exemption (or the like) from, or registration or filing (or the like) with, or report or notice (or the like) to, any executive, legislative, judicial, administrative or regulatory body that may be applicable to the Company or any affiliate of the Company or any of their respective properties, and (2) “Applicable Law” means the federal law of the United States of America or the law of the State of New York that in the experience of such counsel is normally applicable to transactions of the type contemplated by this Agreement, but without such counsel having made any special investigation with respect to any other law (including charters, ordinances, bylaws and other laws enacted by political subdivisions of the State of New York) and other than any federal or state securities or “Blue Sky” laws or the antifraud laws of any jurisdiction.

(iii) The Indenture has been qualified under the Trust Indenture Act.

(iv) The Indenture constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

(v) The Securities, upon execution and authentication thereof in accordance with the Indenture and payment therefor pursuant to this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(vi) The statements set forth in the preliminary prospectus and the Prospectus (a) under the captions “Description of the Notes” and “Description of Debt Securities” (together with, in the case of the preliminary prospectus, the statements set forth in the term sheet referred to in Schedule I hereto comprising a portion of the Time of Sale Prospectus), to the extent that such statements purport to constitute summaries of the Securities and the Indenture, and (b) under the caption “Underwriting,” to the extent that such statements purport to constitute summaries of this Agreement and matters of United States federal securities law and regulations or legal conclusions with respect thereto, are accurate in all material respects.

(vii) The statements set forth under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Notes” in the preliminary prospectus and the Prospectus, to the extent that such statements purport to constitute summaries of the United States federal income tax laws referred to therein and subject to the qualifications set forth therein, are accurate in all material respects.

(viii) Each of the Registration Statement, as of the date of its original effectiveness, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

(ix) Each of the documents filed by the Company pursuant to the Exchange Act and incorporated by reference into the Time of Sale Prospectus and the Prospectus, at the date it was filed by the Company with the Commission under the Exchange Act, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York and such counsel need express no opinion as to the effect of the laws of any other jurisdiction. In addition, such counsel may include such qualifications and assumptions in such opinion as is customary for opinions of the type being requested by the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (without exhibits thereto to the extent such exhibits are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or as a dealer or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (it being agreed and understood that the Company may satisfy its obligations under this Section 6(h) in the manner specified in Rule 158 under the Securities Act).

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, (v) any fees charged by the rating agencies for the rating of the Securities, (vi) the cost of the preparation, issuance and delivery of the Securities, (vii) the costs and charges of any trustee, transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(k) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel reasonably incurred in connection with such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in

Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE Amex Equities, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length,

are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

UNIONBANCAL CORPORATION

By:	/s/ John F. Woods
Name: John F. Woods
Title: Vice Chairman & Chief Financial Officer

Accepted as of the date hereof

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MITSUBISHI UFJ SECURITIES (USA), INC. MORGAN STANLEY & CO. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH

                              INCORPORATED

By:	/s/ Joseph A. Crowley
Name: Joseph A. Crowley Title: Director

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ Brian Cogliandro
Name: Brian Cogliandro Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz Title: Executive Director

SCHEDULE I

Managers:

Manager authorized to release lock-up under Section 6(j):	Morgan Stanley & Co. LLC

Manager authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. LLC

Indenture:	Indenture dated as of December 8, 2003 between the Company and the Trustee

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Registration Statement File No.:	333-180503

Time of Sale Prospectus:

1.      Prospectus dated April 9, 2012 relating to the Shelf Securities

2.      the preliminary prospectus supplement dated June 11, 2012 relating to the Securities

3.      the final term sheet relating to the Securities filed with the Commission pursuant to Rule 433 under the Securities Act

Securities to be purchased:	3.500% Senior Notes due 2022

Aggregate Principal Amount:	$400,000,000

Purchase Price:	98.750% of the principal amount of the Securities, plus accrued interest, if any, from June 18, 2012, if settlement occurs after such date

Maturity:	June 18, 2022

Interest Rate:	3.500% per annum, accruing from June 18, 2012

Interest Payment Dates:	June 18 and December 18 of each year, commencing December 18, 2012

I-1

Closing Date and Time:	June 18, 2012 9:00 a.m.

Closing Location:	Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

Address for Notices to Underwriters:

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Attention: High Grade Debt Capital

Markets Transaction

Management/Legal

Facsimile Number: (212)-901-7881

Mitsubishi UFJ Securities (USA), Inc.

1633 Broadway, 29th Floor

New York, NY 10019-6708

Attention: Capital Markets Group

Facsimile Number: (646) 434-3455

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

Phone: (212) 761-6691

Facsimile Number: (212) 507-8999

Address for Notices to the Company:	UnionBanCal Corporation 400 California Street, 18th Floor San Francisco, California 94104 Attention: Morris Hirsch, Senior Executive Vice President and General Counsel Fascimile Number: (415) 765-3391

I-2

SCHEDULE II

Underwriter	Principal Amount of Securities To Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$160,000,000
Morgan Stanley & Co. LLC	$160,000,000
Mitsubishi UFJ Securities (USA), Inc.	$40,000,000
Barclays Capital Inc.	$40,000,000

Total	$400,000,000

II-1